Exhibit 99.1

For Immediate Release: Thursday, July 28, 2011	Contact: Gary Russell 713-651-4434
Key Energy Services Announces Second Quarter 2011 Earnings of $0.23 Per Diluted Share,
Excluding Gain from Sale of Equity Interest in IROC Energy Services
Reported GAAP net income of $0.25 per diluted share
HOUSTON, TX, July 28, 2011 — Key Energy Services, Inc. (NYSE: KEG) generated second quarter 2011 income of $33.0 million, or $0.23 per share, excluding a pre-tax gain of $4.8 million, or $0.02 per share, related to the sale of its equity interest in IROC Energy Services Corp. This result compares to first quarter 2011 income of $12.6 million, or $0.09 per share, excluding a $46.5 million ($0.22 per share) pre-tax charge related to the Company’s debt refinancing during the first quarter. Second quarter 2011 GAAP income was $36.1 million, or $0.25 per share. Consolidated revenue for the quarter was $445.4 million, up 13.9% compared to first quarter 2011 revenue of $391.0 million.
The following table sets forth summary data from continuing operations for the quarter ended June 30, 2011 and prior comparable quarterly periods:

	Three Months Ended (unaudited)
	June 30,	March 31,	June 30,
	2011	2011	2010
	(in millions, except per share amounts)

Revenues	$445.4	$391.0	$267.8
Income (loss) attributable to Key	$36.1	$(18.1)	$(10.4)
Diluted income (loss) per share attributable to Key	$0.25	$(0.13)	$(0.08)
Adjusted EBITDA (defined below)	$102.1	$68.9	$26.5
U.S. Segment
Second quarter 2011 U.S. revenue was $367.5 million, up 11.4% compared to the first quarter 2011. Operating income was $86.2 million, or 23.5% of revenue, compared to $58.6 million, or 17.8% of revenue in the first quarter 2011. The increase in revenue is attributed to higher activity and pricing improvement throughout all lines of business, in addition to an improved mix of work.
International Segment
International revenue was $77.9 million during the quarter, up 27.6% from the first quarter 2011. Operating income was $6.4 million, or 8.2% of revenue, compared to $1.6 million, or 2.6% of revenue in the first quarter 2011. Activity increases in Mexico and Colombia accounted for approximately 75% of the sequential gain in international revenue and the associated incremental operating income more than offset costs associated with general industry strikes in Argentina that impacted most of the second quarter.
General and Administrative Expenses
Total general and administrative expenses were $55.0 million, or 12.3% of revenue, in the second quarter 2011 compared to $52.8 million, or 13.5% of revenue, in the first quarter. Included in general and administrative expense is a benefit of approximately $1.0 million from a favorable legal settlement, net of associated legal fees, other legal charges and acquisition and transaction costs during the quarter.

Capital Expenditures and Liquidity
Capital expenditures were $70.6 million during the second quarter 2011 and $178.1 million through the first six months of the year. Key’s consolidated cash balance was $14.6 million, and total debt was $572.6 million as of June 30, 2011, compared to $13.2 million cash and $583.6 million total debt as of March 31, 2011. As of June 30, 2011, there was $149.5 million utilized under the Company’s $400 million senior secured credit facility. On July 27, 2011, Key amended its credit facility, increasing the committed size from $400 million to $550 million.
Subsequent Event — Edge Acquisition
On July 14, 2011, Key announced it had reached a definitive agreement to purchase Edge Oilfield Services for $300 million total consideration, including $164 million cash and approximately 7.5 million shares of Key’s common stock, which is subject to working capital and other adjustments at closing. Additionally, Key agreed to fund or reimburse up to $40 million of Edge’s pre-closing capital expenditures related to its recent expansion into the Eagle Ford shale market. The transaction is expected to close in the third quarter 2011, pending customary regulatory approvals including expiration or termination of the waiting period under the Hart-Scott-Rodino Act.
Overview and Outlook
Commenting on the results, Key’s Chairman, President and CEO, Dick Alario, stated, “Key’s second quarter financial results reflect strong activity and demand in the U.S. and improvement in our international markets. In the U.S., we realized the benefit of improved work mix, pricing, and operating leverage, as our customers became increasingly active in the liquids-rich shale markets, as well as in legacy oil-producing regions. As a result of the shift in our targeted investments over the past couple years to take greater advantage of the oil-directed horizontal drilling market, over 50% of our U.S. revenue is now closely associated with new well drilling and completion related activity.
“Additionally, our international business enjoyed another strong quarter. All of our rigs in Mexico, Colombia and the Middle East are working, except for the eighth rig that we recently delivered to Colombia. We expect that rig to begin work during the third quarter, and we are evaluating additional opportunities for growth in each of those regions.”
Alario continued, “We look forward to closing the Edge transaction during this quarter and welcoming its employees to Key. We are comfortable with our previous guidance that we expect revenue in 2011 to increase 50-55% compared to 2010, with incremental operating income margins in the range of 40-45%. We have also recently increased our 2011 capital budget to $365 million. This guidance does not include any potential impact from the pending Edge transaction.”
Conference Call Information
Key management will host a conference call to discuss its second quarter 2011 financial results on Friday, July 29, 2011 at 10:00 a.m. CDT. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 65117234. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A telephonic replay of the conference call will be available on Friday, July 29, 2011, beginning two hours after the completion of the conference call and will remain available for one week. To access the replay, call 800-642-1687. The access code for the replay is 65117234. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
	2011	2011	2010	2011	2010

REVENUES	$445,369	$390,984	$267,785	$836,353	$519,744
Direct operating expenses	290,620	271,800	196,171	562,420	385,373
Depreciation and amortization expense	39,852	39,923	32,478	79,775	65,802
General and administrative expenses	55,003	52,779	44,866	107,782	83,893

Operating income (loss)	59,894	26,482	(5,730)	86,376	(15,324)

Loss on debt extinguishment	—	46,451	—	46,451	—
Interest expense, net of amounts capitalized	10,041	10,311	10,729	20,352	20,988
Other, net	(7,319)	(2,385)	467	(9,704)	(776)

Income (loss) from continuing operations before tax	57,172	(27,895)	(16,926)	29,277	(35,536)
Income tax (expense) benefit	(20,812)	9,183	5,888	(11,629)	13,596

Income (loss) from continuing operations	36,360	(18,712)	(11,038)	17,648	(21,940)
Income from discontinued operations, net of tax	—	—	8,182	—	10,077

Net income (loss)	36,360	(18,712)	(2,856)	17,648	(11,863)

Income (loss) attributable to noncontrolling interest	280	(577)	(620)	(297)	(2,047)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$36,080	$(18,135)	$(2,236)	$17,945	$(9,816)

Earnings (loss) per share from continuing operations attributable to Key:
Basic	$0.25	$(0.13)	$(0.08)	$0.13	$(0.16)
Diluted	$0.25	$(0.13)	$(0.08)	$0.13	$(0.16)

Earnings per share from discontinued operations:
Basic	$—	$—	$0.06	$—	$0.08
Diluted	$—	$—	$0.06	$—	$0.08

Earnings (loss) per share attributable to Key:
Basic	$0.25	$(0.13)	$(0.02)	$0.13	$(0.08)
Diluted	$0.25	$(0.13)	$(0.02)	$0.13	$(0.08)

Income (loss) from continuing operations attributable to Key:
Income (loss) from continuing operations	$36,360	$(18,712)	$(11,038)	$17,648	$(21,940)
Income (loss) attributable to noncontrolling interest	280	(577)	(620)	(297)	(2,047)

Income (loss) from continuing operations attributable to Key	$36,080	$(18,135)	$(10,418)	$17,945	$(19,893)

Weighted average shares outstanding:
Basic	142,833	142,206	125,412	142,521	125,183
Diluted	143,320	142,206	125,412	142,976	125,183

Condensed Consolidated Balance Sheets (in thousands, unaudited):

	June 30,	December 31,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$14,641	$56,628
Other current assets	485,568	357,392

Total current assets	500,209	414,020

Property and equipment, net	1,029,040	936,744
Goodwill	466,414	447,609
Other assets, net	88,415	94,563

TOTAL ASSETS	$2,084,078	$1,892,936

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$75,152	$56,310
Other current liabilities	204,039	225,325

Total current liabilities	279,191	281,635
Long-term debt, less current portion	569,672	427,121
Other non-current liabilities	221,107	202,377

Equity	1,014,108	981,803

TOTAL LIABILITIES AND EQUITY	$2,084,078	$1,892,936

Consolidated Cash Flow Data (in thousands, unaudited):

	Six Months Ended
	June 30,	June 30,
	2011	2010

Net cash provided by operating activities	$29,861	$64,695
Net cash used in investing activities	(159,343)	(47,685)
Net cash provided by (used in) financing activities	91,881	(9,064)
Effect of exchange rates on cash	(4,386)	1,700

Increase (decrease) in cash and cash equivalents	(41,987)	9,646
Cash and cash equivalents, beginning of period	56,628	37,394

Cash and cash equivalents, end of period	$14,641	$47,040

U.S. and International Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Revenues
U.S. Operations:
Rig Services	$177,112	$162,182	$138,376
Fluid Management Services	102,108	86,490	51,324
Intervention Services	57,204	53,970	14,085
Fishing & Rental Services	31,031	27,262	20,436

Total U.S. Operations	367,455	329,904	224,221
International Operations	77,914	61,080	43,564

Consolidated Total	$445,369	$390,984	$267,785

	Three Months Ended
	June 30,	% of Segment	March 31,	% of Segment	June 30,	% of Segment
	2011	Revenue	2011	Revenue	2010	Revenue
Operating Income (Loss)
U.S. Operations	$86,202	23.5%	$58,647	17.8%	$34,716	15.5%
International Operations	6,377	8.2%	1,568	2.6%	(11,855)	(27.2)%
Functional Support	(32,685)	n/a	(33,733)	n/a	(28,591)	n/a

Consolidated Total	$59,894	13.4%	$26,482	6.8%	$(5,730)	(2.1)%

	Six Months Ended
	June 30,	June 30,
	2011	2010

Revenues
U.S. Operations:
Rig Services	$339,294	$263,631
Fluid Management Services	188,598	94,825
Intervention Services	111,174	23,912
Fishing & Rental Services	58,293	38,161

Total U.S. Operations	697,359	420,529
International Operations	138,994	99,215

Consolidated Total	$836,353	$519,744

	Six Months Ended
	June 30,	% of Segment	June 30,	% of Segment
	2011	Revenue	2010	Revenue
Operating Income (Loss)
U.S. Operations	$144,849	20.8%	$48,090	11.4%
International Operations	7,945	5.7%	(10,722)	(10.8)%
Functional Support	(66,418)	n/a	(52,692)	n/a

Consolidated Total	$86,376	10.3%	$(15,324)	(2.9)%

Below is a reconciliation of income or loss from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA from continuing operations (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations to Adjusted EBITDA from continuing operations (in thousands, except for percentages):

			Three
	Three		Months Ended		Three
	Months Ended	% of	March 31,	% of	Months Ended	% of
	June 30, 2011	Revenue	2011	Revenue	June 30, 2010	Revenue

Income (loss) from continuing operations	$36,360	8.2%	$(18,712)	(4.8)%	$(11,038)	(4.1)%
Income tax expense (benefit)	20,812	4.7%	(9,183)	(2.3)%	(5,888)	(2.2)%
(Income) loss attributable to noncontrolling interest, excluding depreciation and amortization	(170)	(0.0)%	105	0.0%	250	0.1%
Interest expense, net of amounts capitalized	10,041	2.3%	10,311	2.6%	10,729	4.0%
Interest income	(2)	(0.0)%	(20)	(0.0)%	(21)	(0.0)%
Depreciation and amortization	39,852	8.9%	39,923	10.2%	32,478	12.1%
Loss on debt extinguishment	—	0.0%	46,451	11.9%	—	0.0%
Gain on IROC sale	(4,783)	(1.1)%	—	0.0%	—	0.0%

Adjusted EBITDA from continuing operations	$102,110	22.9%	$68,875	17.6%	$26,510	9.9%

“Adjusted EBITDA from continuing operations” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation and amortization. In some periods, Adjusted EBITDA from continuing operations may also add back certain non-recurring items such as asset retirements and impairments, loss on debt extinguishment, and certain other gains or losses. Adjusted EBITDA from continuing operations is a non-GAAP measure that is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:
•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness; and
•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA from continuing operations has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA from continuing operations excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA from continuing operations as an analytical tool include:
•	Adjusted EBITDA from continuing operations does not reflect Key’s current or future requirements for capital expenditures or capital commitments;
•	Adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	Adjusted EBITDA from continuing operations does not reflect income taxes;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA from continuing operations does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA from continuing operations differently than Key does, limiting its usefulness as a comparative measure; and
•
Adjusted EBITDA from continuing operations is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding the expected closing of the Edge acquisition, the planned deployment of rigs into service, and anticipated financial performance in 2011. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks affecting activity levels for Key’s services, including the possibility that the perceived cyclical recovery or future growth opportunities in Key’s industry may not materialize and may not result in activity increases; risks that Key’s customers may not increase, or may even decrease, their activity levels; risks relating to changes in the demand for or the price of oil and natural gas; risks relating to increases in costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks associated with recently completed transactions, including risks associated with closing the Edge acquisition within the time frame anticipated; risks associated with integration of its operations into Key’s operations; risks associated with achieving the financial performance anticipated by the Edge acquisitions; risks affecting Key’s foreign operations, including risks related to activity levels in Mexico, other risks affecting Key’s operations in Argentina and Russia, risks associated with expanding operations in Colombia and Bahrain, and risks that Key may not be able to achieve its overall international growth and mobilization strategy; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.